NSAR ITEM 77O.1

		     VKAC Insured Tax Free High Income Fund
			       10f-3 Transactions

  UNDERWRITING #                UNDERWRITING                  PURCHASED FROM

	 1                      NY City G.O.                  Goldman Sachs
	 2                     New York City                 Lehman Brothers
	 3                     New York City                     Various
	 4                   City of Austin, TX                Smith Barney
	 5                 Allegheny Cnty Airport             Goldman Sachs
	 6                  New York City Water                Paine Webber
	 7                  Phil. Water & Sewer                Smith Barney

		    AMOUNT OF SHARES    % OF UNDERWRITING    DATE OF PURCHASE
			PURCHASED
	 1               5,000,000             0.613%            01/17/97
	 2               7,500,000             1.010%            05/21/97
	 3               7,930,000             1.079%            05/21/97
	 4               2,000,000             0.880%            08/05/97
	 5               2,895,000             0.640%            08/07/97
	 6               5,000,000             1.150%            09/16/97
	 7               4,000,000             1.600%            10/27/97